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EXHIBIT 10.10

               ELECTROGLAS, INC. RESTRICTED STOCK BONUS AGREEMENT

         THIS AGREEMENT is entered into as of the 1st day of July, 1996, between Electroglas, Inc. (the "Company") and Curtis S. Wozniak ("Recipient").

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted the Electroglas, Inc. 1993 Long-Term Stock Incentive Plan (the "Plan"), which Plan is hereby incorporated in this Agreement by reference and made a part of it; and

         WHEREAS, the Company desires that Recipient accept employment with the Company, and has determined that it would be in the interest of the Company and its shareholders to grant the Stock provided for in this Agreement to the Recipient as an incentive for Recipient to become an employee of the Company and for achievements in the future by Recipient;

         NOW, THEREFORE, in consideration of the mutual convenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

         1. RESTRICTED STOCK BONUS. Contemporaneously with the execution of this Agreement, the Company will issue to Recipient 100,000 shares of Common Stock of the Company (the "Stock"). Stock certificates evidencing the Stock will be retained by the Company, accompanied by blank stock powers executed by Recipient, for the period during which the Stock constitutes Restricted Stock pursuant to the terms of Sections 2 and 3, hereof. All shares of Stock issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. Company shall pay any applicable stock transfer taxes. The term "Stock" refers not only to the Stock granted hereunder, but also to all securities received in replacement of the Stock, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all other new, substituted or additional securities or other properties to which Recipient is entitled by reason of Recipient's ownership of the Stock.
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         2. RESTRICTIONS. No Stock issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Recipient prior to the date when the Recipient shall become vested in such Stock pursuant to Section 3, hereof, and such Stock shall constitute "Restricted Stock" for purposes of this Agreement until such date. If Recipient terminates employment with the Company for any reason, with or without cause, other than death, total and permanent disability or retirement at normal retirement age at a time when the Recipient holds any Restricted Stock, such Restricted Stock shall be deemed reconveyed to the Company without payment of any consideration by the Company, and Company shall thereafter be the legal and beneficial owner of the Restricted Stock and shall have all rights and interest in or related thereto without further action by Recipient. Any attempt to transfer Stock in violation of this Section 2 shall be null and void and shall be disregarded by the Company.

         3. VESTING. For purposes of this Agreement, the term "vest" shall mean with respect to any share of the Stock that such share is no longer subject to the restrictions on transfer set forth in Section 2 and that such share is released from the reconveyance provision of that Section . If Recipient would become vested in any fraction of a share of Stock on any date, such fractional share shall not vest and shall remain Restricted Stock until the Recipient becomes vested in the entire share. The Stock subject to this Agreement shall vest in its entirety upon the earlier of Recipient's death, total and permanent disability, retirement at normal retirement age, or April 19, 2001; provided, however, that such vesting shall be accelerated if the closing stock price of the Company's common stock is greater or equal to the following Closing Price Targets on the following target dates of this agreement:

         Target Date                       Closing Price Target
         -----------                       --------------------
       April 19, 1998                            $57.00
       April 19, 1999                            $42.75
       April 19, 2000                            $28.50

         Reference: Stock price July 1, 1996 $14.25

If the Company terminates Recipient's employment other than for Cause or if Recipient terminates his employment for Good Reason (both as defined in the Electroglas Change of Control Agreement entered into between Recipient and the Company, dated April 4, 1996), and the shares of Stock subject to this Agreement shall then be unvested, the anniversary dates for vesting and acceleration thereof shall in each case be one year earlier. The Electroglas Change of Control Agreement referred to above shall be applicable to this Agreement and shall govern any termination of employment after a Change of Control.
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         4. WITHHOLDING OF TAXES. Recipient shall provide the Company with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, and "83(b) Election"). If Recipient makes a timely 83(b) Election, Recipient shall immediately pay the Company (or the Affiliate that employs Recipient) the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If Recipient does not make a timely 83(b) Election, Recipient shall, either at the time that the restrictions lapse under this Agreement and the Plan or at the time withholding is otherwise required by any applicable law, pay the Company (or the Affiliate that employs Recipient) the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.

         5. ADDITIONAL SECURITIES. Any securities received as the result of ownership of Restricted Stock (hereinafter called "Additional Securities"), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be retained by the Company in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Additional Securities shall be subject to the provisions of Sections 2 and 3, above, in the same manner as the Restricted Stock.

         6. LEGENDS; STOP TRANSFER.

         (a) All certificates for shares of the Stock shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK BONUS AGREEMENT BETWEEN THE COMPANY AND THE HOLDERS HEREOF, DATED APRIL 19, 1996. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         (b) The certificates for shares of the Stock shall also bear any legend required by any applicable state securities law.
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         7. NO EFFECT ON TERMS OF EMPLOYMENT. THIS AGREEMENT SHALL NOT CONFER
UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS EMPLOYMENT WITH THE COMPANY OR ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH ANY RIGHT OF RECIPIENT OR THE COMPANY, OR ANY OF ITS AFFILIATES THAT MAY EXIST TO TERMINATE RECIPIENT'S EMPLOYMENT WITH THE COMPANY OR AN AFFILIATE AT ANY TIME FOR ANY REASON WITH OR WITHOUT CAUSE OR TO CHANGE THE TERMS OF EMPLOYMENT OF RECIPIENT.

         8. SECTION 83(B) ELECTION. Recipient hereby represents that he understands (a) the contents and requirements of the 83(b) Election, (b) the application of Section 83(b) to the receipt of the Stock by Recipient pursuant to this Agreement, (c) the nature of the election to be made by Recipient under
Section 83(b), and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. Recipient further represents that he does not intend to file an election pursuant to Section 83(b) with the Internal Revenue Service within thirty (30) days following receipt of the Stock hereunder, and submit a copy of such election with his federal tax return for the calendar year in which the date of this Agreement falls. Recipient is a resident of the State of California. Recipient covenants to inform the Company of any change in Recipient's state of residency.

         9. DISTRIBUTIONS. The Company shall disburse to Recipient all dividends, interest and other distributions paid or made in cash or property (other than Additional Securities) with respect to Restricted Stock and Additional Securities, less any applicable federal or state withholding obligations.

         10. SUCCESSORS. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         11. NOTICE. Any notice or other document required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

             Company:  Electroglas, Inc.
                       3045 Stender Way
                       Santa Clara, CA 95054
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             Recipient: At Recipient's address as it appears under
                        Recipient's signature to this Agreement, or to such other address as Recipient may specify in writing to the Company.

Any party may designate another address for receipt of notices so long as notice is given in accordance with this Section .

         12. LOCK-UP AGREEMENT.

             (a) Recipient, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sales of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter period of time as the Lead Underwriter shall specify. Recipient further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and Recipient acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 12.

             (b) Notwithstanding the foregoing, Section 12(a) shall not prohibit Recipient from transferring any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during Recipient's lifetime or on death by will or intestacy to Recipient's immediate family or to a trust the beneficiaries of which are exclusively Recipient and/or a member or members of Recipient's immediate family; provided, however, that prior to any such transfer, each transferee shall execute an agreement pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions of Section 12 hereof. For the purposes of this paragraph, the term "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

             (c) During the period from identification as a lead Underwriter in connection with any public offering of the Company's Common Stock until the earlier of (i) the expiration of the lock-up period
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specified in Section 12(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of the Section 12 may not be amended or waived except with the consent of the Lead Underwriter.

         13. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Bonus Agreement as of the date first above written.

ELECTROGLAS,  INC.                          RECIPIENT

By   s/ Neil R. Bonke                       s/ Curtis S. Wozniak          .
  ---------------------------------         ----------------------------------
      Neil R. Bonke, Chairman               Curtis S. Wozniak

                                            265 Willowbrook Drive
                                            Portola Valley, CA 94028